Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
BIOTROVE, INC.
          The undersigned, a natural person, for the purpose of restating the Certificate of Incorporation of BioTrove, Inc. filed on February 14, 2000, as amended, herby certifies as follows:
          (A) The name of the corporation is BioTrove, Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 14, 2000 under the name Advanced Instrumentation Systems, Inc. Thereafter the following documents were filed with the Secretary of State of the State of Delaware, (1) a Certificate of Merger filed April 10, 2000; (2) a Certificate of Amendment, filed April 10, 2000, (3) a Certificate of Designation filed September 22, 2000; (4) a Certificate of Amendment changing the name of the Corporation to BioTrove, Inc. filed October 5, 2000; (5) a Certificate of Amendment filed January 11, 2002; (6) a Certificate of Designation filed August 22, 2002; (7) a Certificate of Amendment filed September 3, 2002; (8) a Certificate of Designation filed March 24, 2003; (9) a Certificate of Amendment filed December 30, 2003; (10) a Certificate of Designation filed December 30, 2003; (11) a Certificate of Amendment filed April 7, 2004; (12) Two Certificates of Designation filed April 7, 2004; (13) a Certificate of Amendment filed November 22, 2004; (14) a Certificate of Amendment filed July 1, 2005; (15) a Certificate of Designation filed July 1, 2005; (16) Two Certificates of Amendment filed February 17, 2006; (17) a Certificate of Amendment filed September 25, 2006; (18) a Certificate of Designation filed September 25, 2006; (19) a Certificate of Amendment filed December 20, 2006; (20) a Certificate of Amendment filed January 22, 2007; (21) a Certificate of Designation filed January 22, 2007; (22) a Certificate of Amendment filed May 4, 2007; (23) a Certificate of Designation filed May 4, 2007; (24) Two Certificates of Amendment filed December 10, 2007; (25) a Certificate of Amendment filed February 6, 2008; and (26) a Certificate of Designation filed February 6, 2008.
          (B) The Certificate of Incorporation of the Corporation, as amended, is hereby restated as set forth in the Restated Certificate of Incorporation below.
           (C) This Restated Certificate of Incorporation, which restates and integrates the Certificate of Incorporation and all amendments thereto but does not further amend the Certificate of Incorporation, as amended, has been duly adopted in accordance with the provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
          (D) The text of the Restated Certificate of Incorporation of the Corporation, as restated herein, shall read in its entirety as follows:

          FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is BioTrove, Inc.
          SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation law.
          FOURTH : The total number of shares of stock which the Corporation shall have authority to issue is 47,689,809 shares consisting of two classes of capital stock divided and designated as follows:
(i) 27,060,552 shares of common stock, $0.01 par value per share (“Common Stock”); and
(ii) 20,629,257 shares of preferred stock, $0.01 par value per share (“Preferred Stock”).
          1. Shares of Preferred Stock may be issued from time to time as determined by the Board of Directors of the Corporation. The Board of Directors is hereby authorized to designate each class or series, to establish the number of shares to be included in each class or series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such additional class or series, to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such additional class or series subsequent to the issue of shares of that class or series.
          Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers, preferences, and relative, participating, option or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of any series of Preferred Stock, including, but not limited to (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple or fractional votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible.
          Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.
          The relative powers, designations, preferences, special rights, privileges, qualifications, limitations, restrictions and other matters relating to such Preferred Stock are as set forth below in this Article FOURTH.
          Notwithstanding the above, the preferences, privileges and restrictions granted to or imposed upon Preferred Stock fixed by this Restated Certificate of Incorporation, or the holders thereof, are set forth below in this Article FOURTH.
          2. Designation and Amount. Two Hundred Fifty thousand (250,000) shares of Preferred Stock, par value $.01 per share, which the Corporation is authorized to issue are hereby designated as Series A Convertible Preferred Stock (the “Series A Preferred”), Forty-Five Thousand Eight Hundred Two (45,802) shares of Preferred Stock, par value $.01 per share which the corporation is authorized to issue are hereby designated as Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred”), Ten Million Ten Thousand Eight Hundred Eighteen (10,010,818) shares of Preferred Stock, par value $.01 per share, which the Corporation is authorized to issue are hereby designated as Series B Convertible Participating Preferred Stock (the “Series B Preferred”), Four Million Six Hundred Twenty Thousand Two Hundred Sixteen (4,620,216) shares of Preferred Stock, par value $.01 per share, which the Corporation is authorized to issue are hereby designated as Series B-1 Convertible Participating Preferred Stock (the “Series B-1 Preferred”), and Five Million Five Hundred Thousand (5,500,000) shares of Preferred Stock, par value $.01 per share, which the Corporation is authorized to issue are hereby designated as Series C Convertible Participating Preferred Stock (the “Series C Preferred”).
Series A
          The powers, designations, preferences and its relative, participating, optional and other special rights, and its qualifications, limitations and restrictions, for the Series A Convertible Preferred Stock are as set forth below:
     1. Designation. The designation of such series is “Series A Convertible Preferred Stock” (hereinafter in this Designation called the “Series A Preferred Stock”) and the number of shares constituting such series shall be 250,000. All capitalized terms used in this Designation and not otherwise defined shall have the meaning given to such terms in Section 8 hereof.
     2. Rights and Preferences. Except as otherwise provided in this Designation, the holders of shares of Series A Preferred Stock shall be entitled to the same voting rights, dividend rights, preferences and other rights as the holders of shares of Common Stock determined on an as converted basis. The holders of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters. Nothing herein shall prohibit the Company from issuing securities senior in rights, preferences and terms, including without limitation, liquidation rights, to the Series A Preferred Stock.
     3. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation’s debts and other liabilities including without limitation any senior preferred stock, if applicable, to be paid in cash in full, before any distribution is made on any junior securities, an amount in cash (the “Liquidation Amount”) equal to the Series A Preference Amount. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding Series A Preferred Stock shall be insufficient to permit the payment of the Series A Preference Amount in full, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation’s debts and other liabilities, including, without limitation, any senior preferred stock, if applicable shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full preferential amounts to which they would otherwise be respectively entitled on account of their Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Preferred Stock shall have been paid in full the Series A Preference Amounts to which they shall be entitled to receive on account of their Series A Preferred Stock or funds necessary for such payment have been set aside by the Corporation in trust for the account of the holders of the Series A Preferred Stock so as to be available for such payment, the remaining net assets of the Corporation shall be distributed ratably to the holders of the Common Stock of the Corporation proportionate to their respective equity interests.
     (b) Holders of Series A Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the Series A Preference Amount except as set forth above.
     4. Conversion Rights.
          (a) Conversion Procedure.
          (i) At any time and from time to time, any holder of Series A Preferred Stock shall have the right, at its option, to convert all or any portion of the shares of Series A Preferred Stock (including any fraction of a share) held by such holder into shares of fully paid and nonassessable Common Stock on a one-for-one basis (the “Conversion Ratio”).
          (ii) Each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice (the “Conversion Date”); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is given to the Corporation. On the Conversion Date, the rights of the holder of such Series A Preferred Stock as such holder (including the right to receive the Series A Preference Amount) shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.
          (iii) As soon as practicable after the Conversion Date, but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of loss in the case of subparagraph (x) below evidencing the shares of Series A Preferred Stock converted into shares of Common Stock in accordance herewith, the Corporation shall deliver to the converting holder:
          (x) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify; and
          (y) a certificate representing any shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.
          (iv) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any shares of Series A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock so issued upon such conversion shall be validly issued, fully paid and nonassessable.
          (v) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner that interferes with the timely conversion of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).
          (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) all of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately increased, and conversely, in the event the outstanding shares of Commons Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.
          (c) Notices. Promptly upon any adjustment of the Conversion Ratio, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.
          (d) Mandatory Conversion. Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the Corporation on the basis set forth in Section 4(a) immediately upon (i) the effectiveness of a Public Offering or (ii) a Sale of the Corporation. Holders of shares of Series A Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to this Section 4. Until such time as a holder of shares of Series A Preferred Stock shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.
     5. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     6. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Designation.
     7. Amendments. Any provision of these terms of the Series A Preferred Stock may be amended, modified or waived if and only if the holders of at least 51% of the shares of Series A Preferred Stock has consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of this Designation.
     8. Definitions.
          “Certificate of Designation” shall mean this Certificate of Designations of the Series A Preferred Stock.
          “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as amended from time to time.
          “Common Stock” shall mean the Corporation’s Common Stock, $.01 par value.
          “Conversion Ratio” shall have the meaning set forth in Section 4(a) hereof.
          “Person” shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.
          “Purchase Price” of any share of Series A Preferred Stock shall be price per share paid by the purchaser for such shares as set forth in the records of the Corporation which shall be conclusive and binding on all holders of capital stock in the Corporation.
          “Public Offering” shall mean any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.
          “Sale of the Corporation” shall mean a single transaction or a series of transactions pursuant to which (a) a Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation’s board of directors (whether by merger, consolidation or sale or transfer of the Corporation’s capital stock, provided, however, that a Qualified Public Offering that results in an acquisition of voting power shall not be a Sale of the Corporation); or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis or (b) the Corporation is merged or consolidated with another corporation or entity.
          “Series A Preference Amount” with respect to each holder of Series A Preferred Stock shall be the Purchase Price.

          “Series A Preferred Stock” shall mean the Corporation’s Series A Preferred Stock, $.01 par value, as in effect on the date hereof.
     9. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.
Series A-1
          The powers, designations, preferences and its relative, participating, optional and other special rights, and its qualifications, limitations and restrictions, for the Series A-1 Convertible Preferred Stock are as set forth below:
     1. Designation. The designation of such series is “Series A-1 Convertible Preferred Stock” (hereinafter in this Designation called the “Series A-1 Preferred Stock”) and the number of shares constituting such series shall be Forty-Five Thousand Eight Hundred Two (45,802). All capitalized terms used in this Designation and not otherwise defined shall have the meaning given to such terms in Section 8 hereof.
     2. Rights and Preferences. Except as otherwise provided in this Designation, the holders of shares of Series A-1 Preferred Stock shall be entitled to the same voting rights, dividend rights, preferences and other rights as the holders of shares of Common Stock determined on an as converted basis. The holders of Series A-1 Preferred Stock and Common Stock shall vote together as a single class on all matters. Nothing herein shall prohibit the Company from issuing securities senior in rights, preferences and terms, including without limitation, liquidation rights, to the Series A-1 Preferred Stock.
     3. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series A-1 Preferred Stock shall be entitled, after provision for the payment of the Corporation’s debts and other liabilities including without limitation the Series B Convertible Preferred Stock, par value $.01 per share (“Series B Preferred Stock”) and any senior preferred stock to be paid in cash in full on a pari passu basis with the holders of the Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), before any distribution is made on any junior securities, an amount in cash (the “Liquidation Amount”) equal to the Series A-1 Preference Amount. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding Series A-1 Preferred Stock and the holders of all outstanding Series A Preferred Stock, on a pari passu basis, shall be insufficient to permit the payment of the Series A-1 Preference Amount and the Series A Preference Amount (as defined in the Designation for the Series A Preferred Stock filed by the Corporation with the Secretary of State of Delaware on September 22, 2000, as may be amended from time to time (the “Series A Designation”)), in full, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation’s debts and other liabilities, including, without limitation, the Series B Preferred Stock and any senior preferred stock, shall be distributed among the holders of the Series A-1 Preferred Stock and the holders of the Series A Preferred Stock, on a pari passu basis, ratably in proportion to the full preferential amounts to which each would otherwise be respectively entitled on account of their Series A-1 Preferred Stock and/or, determined in accordance with the Series A Designation, the Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A-1 Preferred Stock and the holders of the Series A Preferred Stock shall have been paid in full the Series A-1 Preference Amounts and the Series A Preference Amounts to which each shall be entitled to receive on account of their Series A-1 Preferred Stock or, as determined in accordance with the Series A Designation, the Series A Preferred Stock, as the case may be, or funds necessary for such payment have been set aside by the Corporation in trust for the account of the holders of the Series A-1 Preferred Stock and/or, as determined in accordance with the Series A Designation, the holders of the Series A Preferred Stock, so as to be for such payment the remaining net assets of the Corporation shall be distributed ratably to the holders of the Common Stock of the Corporation proportionate to their respective equity interests. For the purposes of clarification, the Series B Preferred Stock shall rank senior to the Series A-1 Preferred Stock in liquidation rights and the Series A Preferred Stock shall rank pari passu with the Series A-1 Preferred Stock in liquidation rights.
     (b) Holders of Series A-1 Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the Series A-1 Preference Amount except as set forth above.
     4. Conversion Rights.
          (a) Conversion Procedure.
          (i) At any time and from time to time, any holder of Series A-1 Preferred Stock shall have the right, at its option, to convert all or any portion of the shares of Series A-1 Preferred Stock (including any fraction of a share) held by such holder into shares of fully paid and nonassessable Common Stock on a one-for-one basis (the “Conversion Ratio”).
          (ii) Each conversion of Series A-1 Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice (the “Conversion Date”); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is given to the Corporation. On the Conversion Date, the rights of the holder of such Series A-1 Preferred Stock as such holder (including the right to receive the Series A-1 Preference Amount) shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.
          (iii) As soon as practicable after the Conversion Date, but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of loss in the case of subparagraph (x) below evidencing the shares of Series A-1 Preferred Stock converted into shares of Common Stock in accordance herewith, the Corporation shall deliver to the converting holder:
          (x) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares and in such denomination or denominations as the converting holder shall specify; and
          (y) a certificate representing any shares that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.
          (iv) The issuance of certificates for shares of Common Stock upon conversion of Series A-1 Preferred Stock shall be made without charge to the holders of such Series A-1 Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any shares of Series A-1 Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock so issued upon such conversion shall be validly issued, fully paid and nonassessable.
          (v) The Corporation shall not close its books against the transfer of Series A-1 Preferred Stock or of Common Stock issued or issuable upon conversion of Series A-1 Preferred Stock in any manner that interferes with the timely conversion of Series A-1 Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series A-1 Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A-1 Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).
          (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A-1 Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of all outstanding Series A-1 Preferred Stock. All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

     (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) all of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately increased, and conversely, in the event the outstanding shares of Commons Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination shall be proportionately reduced.
     (c) Notices. Promptly upon any adjustment of the Conversion Ratio, the Corporation shall give written notice thereof to all holders of Series A-1 Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.
     (d) Mandatory Conversion. Each share of Series A-1 Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the Corporation on the basis set forth in Section 4(a) immediately upon (i) the effectiveness of a Public Offering or (ii) a Sale of the Corporation. Holders of shares of Series A Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to this Section 4. Until such time as a holder of shares of Series A-1 Preferred Stock shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.
     5. Status of Reacquired Shares. Shares of Series A-1 Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series A-1 Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.
     6. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A-1 Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Designation.
     7. Amendments. Any provision of these terms of the Series A-1 Preferred Stock may be amended, modified or waived if and only if the holders of at least 51% of the shares of Series A-1 Preferred Stock has consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of this Designation.

     8. Definitions.
          “Certificate of Designation” shall mean this Certificate of Designations of the Series A-1 Preferred Stock.
          “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as amended from time to time.
          “Common Stock” shall mean the Corporation’s Common Stock, $.01 par value.
          “Conversion Ratio” shall have the meaning set forth in Section 4(a) hereof.
          “Person” shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.
          “Purchase Price” of any share of Series A-1 Preferred Stock shall be price per share paid by the purchaser for such shares as set forth in the records of the Corporation which shall be conclusive and binding on all holders of capital stock in the Corporation.
          “Public Offering” shall mean any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.
          “Sale of the Corporation” shall mean a single transaction or a series of transactions pursuant to which (a) a Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation’s board of directors (whether by merger, consolidation or sale or transfer of the Corporation’s capital stock, provided, however, that a Qualified Public Offering that results in an acquisition of voting power shall not be a Sale of the Corporation); or (ii) all or substantially all of the Corporation’s assets determined on a consolidated basis or (b) the Corporation is merged or consolidated with another corporation or entity.
          “Series A-1 Preference Amount” with respect to each holder of Series A-1 Preferred Stock shall be the Purchase Price.
          “Series A-1 Preferred Stock” shall mean the Corporation’s Series A-1 Preferred Stock, $.01 par value, as in effect on the date hereof.
     9. Severability of Provisions. If any right, preference or limitation of the Series A-1 Preferred Stock set forth in this Resolution (as such Resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.
Series B, B-1 and C
          The powers, designations, preferences and its relative, participating, optional and other special rights, and its qualifications, limitations and restrictions, for the Series B Convertible Participating Preferred Stock, the Series B-1 Convertible Participating Preferred Stock and the Series C Convertible Participating Preferred Stock are as set forth below:
          1. Number and Designation.
          (a) 10,010,818 shares of the Preferred Stock of the Company shall be designated as Series B Convertible Participating Preferred Stock (the “Series B Stock”).
          (b) 4,620,216 shares of Preferred Stock of the Company shall be designated as Series B-1 Convertible Participating Preferred Stock (the “Series B-1 Stock”, and collectively with the Series B Stock, the “Series B Preferred Stock”).
          (c) 5,500,000 shares of Preferred Stock of the Company shall be designated as Series C Convertible Participating Preferred Stock (the “Series C Stock”, and collectively with the Series B Preferred Stock, the “Series B/C Preferred Stock”).
          2. Rights and Preferences. Except as otherwise provided in this Restated Certificate of Incorporation, (“Restated Certificate”) the holders of Series B Stock, Series B-1 Stock and Series C Stock shall have the same voting rights, dividend rights, preferences and other rights. Except as otherwise provided in this Restated Certificate, or as required by law, the holders of Series B Stock, Series B-1 Stock and Series C Stock shall vote together as a single class on all matters.
          The Series C Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank senior to the Series B Preferred Stock, the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) and all classes of or series of common stock of the Company, including the Company’s common stock, par value $0.01 per share (“Common Stock”), and each other class of capital stock of the Company, the terms of which provide that such class shall rank junior to the Series C Stock or the terms of which do not specify any rank relative to the Series C Stock.
          The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank junior to the Series C Stock and senior to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Common Stock, and each other class of capital stock of the Company, the terms of which provide that such class shall rank junior to the Series B Preferred Stock or the terms of which do not specify any rank relative to the Series B Preferred Stock.

          The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the Series B/C Preferred Stock or the holders thereof are as follows:
          (a) Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:
          (i) Subject to Section 2(a)(v) below, the holders of the Series C Stock shall receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series B Preferred Stock, Series A Preferred Stock, the Series A-1 Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share then held by them equal to the Conversion Price (as defined in the Note Agreement) (the “Series C Preferred Stock Original Issue Price”) and, in addition, an amount equal to all declared or accrued but unpaid dividends on each share of Series C Stock held by them. If the assets of the Company legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series C Stock of the full aforesaid preferential amount, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Stock in accordance with their respective aggregate liquidation preference of the shares of the Series C Stock held by each of them.
          (ii) After payment has been made to the holders of the Series C Stock and subject to Section 2(a)(v) below, the holders of the Series B Stock and Series B-1 Stock shall receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock or Common Stock by reason of their ownership of such stock, an amount equal to $2.6091 per share (in the case of the Series B Stock) (the “Series B Preferred Stock Original Issue Price”) or $2.99 per share (in the case of the Series B-1 Stock) (the “Series B-1 Preferred Stock Original Issue Price”) then held by them and, in addition, an amount equal to all declared or accrued but unpaid dividends on each share of Series B Preferred Stock held by them. (The Series C Preferred Stock Original Issue Price, the Series B Preferred Stock Original Issue Price and the Series B-1 Preferred Stock Original Issue Price are referred to individually as a “Series B/C Original Issue Price.”) If (after payment has been made to the holders of the Series C Stock in accordance with Section 2(a)(i) above) the assets of the Company legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series B Preferred Stock of the full aforesaid preferential amount, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Stock and the Series B-1 Stock in accordance with their respective aggregate liquidation preference of the shares of the Series B Preferred Stock held by each of them.
          (iii) After payment has been made to the holders of the Series C Stock, Series B Preferred Stock, Series A Preferred Stock and Series A-1 Preferred Stock

of the full amounts to which they shall be entitled as aforesaid pursuant to the terms and conditions of paragraphs (i) and (ii) hereof and Section 3 of the Series A Designation, Section 3 of the Series A-1 Designation and any other series of Preferred Stock authorized after the date hereof which has a preference over the Common Stock as to distributions upon the liquidation of the Company, the holders of the Series B/C Preferred Stock and Common Stock shall be entitled to share ratably in the remaining assets of the Company available for distribution, based on the number of shares of Common Stock held by them, treating the Series B/C Preferred Stock on an as-converted basis.
          (iv) For purposes of this Section 2, unless the holders of a majority of the issued and outstanding shares of Series B/C Preferred Stock voting together as a single class elect otherwise (the “Election”), a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options) of the surviving corporation or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company (each a “Change in Control”) shall be treated as a liquidation, dissolution or winding up of the Company. All consideration payable to the stockholders of the Company (in the case of a Change in Control by a merger or consolidation), or all consideration payable to the Company, together with all other available assets of the Company (in the case of an asset sale), shall be distributed to the holders of capital stock of the Company in accordance with Sections 2(a)(i), (ii) and (iii) above. The Company shall promptly provide to the holders of shares of the Series B/C Preferred Stock such information concerning the terms of such Change in Control and the value of the assets of the Company as may reasonably be requested by any holders of the Series B/C Preferred Stock in order to assist them in determining whether to make the Election. The amount distributed to the holders of the Series B/C Preferred Stock upon any such Change in Control shall consist of the cash, property, rights or securities distributed to stockholders of the Company on the Change in Control. The value of such property, rights, or other securities shall be determined in good faith by a majority of the members of the Board of Directors.
          (v) Notwithstanding the foregoing, in the event that a Change in Control for which no Election has been made would result in a per share payment to the holders of Series C Stock greater than five times the Series C Preferred Stock Original Issue Price, a per share payment to the holders of Series B-1 Stock greater than five times the Series B-1 Preferred Stock Original Issue Price and a per share payment to the holders of Series B Stock greater than five times the Series B Preferred Stock Original Issue Price (in each case, as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations, and taking into account any payment to be made to the holders of Series A Preferred Stock, Series A-1 Preferred Stock and any other series of Preferred Stock that has a preference over the Common Stock as to distributions upon a liquidation of the Company), then, the holders of Common Stock, Series B Stock, Series B-1 Stock and Series C Stock shall each share ratably in the assets of the Company available for distribution, based on the number of shares of Common Stock held by them, treating the Series B Stock, Series B-1 Stock and Series C Stock on an as-converted basis, without any preference being paid to the holders of Series B Stock, Series B-1 Stock or Series C Stock as provided in Sections 2(a)(i) and 2(a)(ii) above, after provision for the Series A Preferred Stock and the Series A-1 Preferred Stock.
          (b) Voting Rights. Except as provided specifically herein or as otherwise required by law, the holders of shares of Series B/C Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock (including fractions of a share) into which each such share held by such holder is convertible determined as of the record date for the determination of stockholders entitled to vote on such matters, or if no record date is established, as of the date of such vote. The Series B/C Preferred Stock will vote together with the Common Stock as a single class and not as a separate class, except as provided specifically herein or as otherwise required by law.
          (c) Covenants.
          (i) For so long as at least 33% of the aggregate shares of Series B/C Preferred Stock purchased through the date hereof remain issued and outstanding, in addition to any other rights provided by law, the Company shall not, without first obtaining a Series B/C Preferred Vote (as defined below in this Section):
          (i) amend or repeal any provision of the Company’s Certificate of Incorporation or bylaws, each as amended and in effect from time to time;
          (ii) authorize or issue any additional shares of any class or series of stock of the Company senior to or pari passu with the Series B/C Preferred Stock with respect to dividends, redemptions or payments made in liquidation, dissolution or other winding up;
          (iii) increase or decrease the number of authorized shares of Common Stock or Preferred Stock;
          (iv) declare or pay dividends or make any other distribution on any class of capital stock of the Company;
          (v) effect (A) a Change of Control, or (B) a liquidation, winding up, dissolution, or adoption of any plan for the same;
          (vi) redeem or repurchase or otherwise acquire for value any shares of capital stock of the Company (or rights, options or warrants to purchase such shares) or other equity interests, except for (A) the redemption by the Company of the Series B/C Preferred Stock pursuant to

Section 2(e) hereof, or (B) the repurchase of Common Stock issued to the Company’s employees, directors, advisors or consultants in accordance with plans or agreements which have been approved by the Board of Directors, including at least one of the directors (each a “Preferred Director”) designated pursuant to Section 6(a)(i) of the Second Amended and Restated Stockholders’ Agreement, dated on or about December 10, 2007 as the same may be amended, by and among the Company and the stockholders named therein (the “Stockholders’ Agreement”);
          (vii) reclassify any shares of Common Stock or Series of Preferred Stock or any other securities of the Company; or
          (viii) amend this Section 2(c).
          (ii) For so long as at least 33% of the aggregate shares of Series B Preferred Stock purchased through the date hereof remain issued and outstanding, in addition to any other rights provided by law, the Company shall not, without first obtaining a Series B Preferred Vote (as defined below in this Section) take any action that amends, alters or repeals the rights, preferences, privileges of or restrictions on the Series B Preferred Stock in a manner which adversely affects the holders thereof;
          (iii) For so long as at least 33% of the aggregate shares of Series C Stock purchased through the date hereof remain issued and outstanding, in addition to any other rights provided by law, the Company shall not, without first obtaining a Series C Vote (as defined below in this Section) take any action that amends, alters or repeals the rights, preferences, privileges of or restrictions on the Series C Stock in a manner which adversely affects the holders thereof;
          A “Series B/C Preferred Vote” shall mean the affirmative vote or written consent of the holders of a majority of the Series C Stock, Series B Stock and Series B-1 Stock then issued and outstanding voting together as a single class with each share of Series C Stock, Series B Stock and Series B-1 Stock having one vote.
          A “Series B Preferred Vote” shall mean the affirmative vote or written consent of the holders of a majority of the Series B Stock and Series B-1 Stock then issued and outstanding voting together as a single class with each share of Series B Stock and Series B-1 Stock having one vote.
          A “Series C Vote” shall mean the affirmative vote or written consent of the holders of a majority of the Series C Stock then issued and outstanding.
          (d) Redemption of Series B/C Preferred Stock.
          (i) Upon request by the holders of two-thirds of the Series B/C Preferred Stock then issued and outstanding (the “Requisite Holders”), the Company shall redeem the Specified Series B/C Number (as defined below) of shares of Series B/C Preferred Stock on (A) April 22, 2009 (the “First

Redemption Date”), April 22, 2010 (the “Second Redemption Date”), and April 22, 2011 (the “Third Redemption Date”). (The above redemption dates are referred to individually as a “Redemption Date.”) In order to exercise such redemption rights, no later than thirty (30) days prior to the applicable Redemption Date, the Requisite Holders shall mail, postage prepaid to the Company a redemption notice (the “Redemption Notice”) which shall set forth the Redemption Date, the Redemption Amount (as defined below) and the place designated for the holder to surrender such holder’s certificate(s) representing the Specified Series B/C Number of shares of applicable Series B/C Preferred Stock to be redeemed.
          (ii) On the applicable Redemption Date, the Company shall redeem from each holder of Series B/C Preferred Stock the Specified Series B/C Number of the applicable shares of Series B/C Preferred Stock held by such holder at a price per share equal to (A) the applicable Series B/C Original Issue Price (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations) per share, plus (B) the applicable fair market value of a share of Series B/C Preferred Stock on an as-converted basis as of the applicable Redemption Date, as determined by an independent third-party selected by a majority of the members of the Board of Directors, plus (C) any accrued or declared, but unpaid, dividends from each applicable Series B/C Issue Date (as defined below) per share of Series B/C Preferred Stock (as such amount applies to shares of the Series B Preferred Stock, the “Series B Redemption Amount,” as such amount applies to shares of the Series C Stock, the “Series C Redemption Amount,” and the Series B Redemption Amount and the Series C Redemption Amount are individually referred to herein as the “Redemption Amount”).
          (iii) With respect to any holder of shares of Series B/C Preferred Stock, the “Specified Series B/C Number” shall be (A) with respect to the First Redemption Date, one-third of the number of shares of each of the Series C Stock, Series B-1 Stock and Series B Stock such holder holds on such date; (B) with respect to the Second Redemption Date, the number, if any, of shares of each of the Series C Stock, Series B-1 Stock and Series B Stock held by such holder previously called for redemption but not yet redeemed plus one half of the number of shares of each of the Series C Stock, Series B-1 Stock and Series B Stock then held by such holder and not previously called for redemption (or, if it is not a whole number, the whole number nearest below); and (C) with respect to the Third Redemption Date, all of the shares of each of the Series C Stock, Series B-1 Stock and Series B Stock then held by such holder.
          (iv) The Redemption Amount shall be paid, in a lump sum payment to each holder of Series B/C Preferred Stock on the applicable Redemption Date. If on the applicable Redemption Date sufficient funds are not legally available to redeem all shares required to be redeemed, the funds legally available shall be first used to redeem the maximum possible number of shares of Series C Stock ratably among the holders of the Series C Stock based upon the aggregate Series C Redemption Amount and any remaining shares of Series C Stock shall be redeemed as soon as possible after funds become legally available and then, after payment in full of the Series C Redemption Amount to the holders of the Series C Stock, shall be used to redeem the maximum possible number of shares ratably among the holders of the Series B Stock and the Series B-1 Stock based upon the respective aggregate Series B Redemption Amount of their respective holdings of such shares, and the remaining shares shall be redeemed as soon as possible after funds become legally available. The Company shall give the holders of the Series B/C Preferred Stock at least 10 days’ notice of any redemption payment to be made after the relevant Redemption Date.
          (v) Mechanics of Redemption. Each holder of shares of Series B/C Preferred Stock to be redeemed shall surrender such holder’s certificate or certificates representing such shares, duly endorsed in blank or accompanied by a duly endorsed stock power attached thereto, to the Company at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares as set forth in this Section 2(d) shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. The Company shall issue to each holder redeeming shares on the First Redemption Date or the Second Redemption Date a new certificate representing the applicable number of shares of Series B/C Preferred Stock not redeemed by such holder on such Redemption Date. If any shares of Series B/C Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to this Section 2(d), then, from and after the applicable Redemption Date, and except for the continuing right to receive payment under this Section 2(d) (which shall not bear interest), such shares of Series B/C Preferred Stock thereupon subject to redemption shall not be entitled to any further rights as Series B/C Preferred Stock.
          (vi) Failure to Redeem. If the Company fails to redeem any shares of Series B/C Preferred Stock in accordance with this Section 2(d) on or prior to the applicable Redemption Date, then (A) the Company may not incur any indebtedness for borrowed money (other than (i) under existing lines of credit or (ii) if the proceeds of any borrowing are intended to pay obligations of the Company arising in the ordinary course of business) without the consent of a majority of the members of the Board of Directors (such majority to include at least one of the Preferred Directors) and (B) the Redemption Amount outstanding shall bear interest at the rate of eight percent (8%) per annum until paid in full.
          (e) Dividends. When, as and if declared by the Board of Directors of the Company and to the extent permitted by law, the Company shall pay preferential dividends to the holders of the Series B/C Preferred Stock as provided in this Section 2(e). Holders of Series B/C Preferred Stock shall be entitled to receive per share from and after the date of issuance of such share of Series B/C Preferred Stock (in each case, the “Series B/C Issue Date”) an 8% cumulative dividend, compounded annually, on the sum of the respective Series B/C Original Issue Price and any accrued and unpaid dividends on such share of Series B/C Preferred Stock. Such dividends shall accrue whether or not there are profits, surplus or funds of the Company legally available for the payment of dividends and such dividends shall be cumulative. Accrued and unpaid dividends shall be fully paid to the holders of the Series C Stock before any dividends may be paid with respect to the Series B Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Common Stock, or any other class of capital stock ranking junior to the Series C Stock. Accrued and unpaid dividends shall be fully paid to the holders of the Series B Preferred Stock, on a pari passu basis, before any dividends may be paid with respect to the Series A Preferred Stock, Series A-1 Preferred Stock, Common Stock, or any other class of capital stock ranking junior to the Series B Preferred Stock. In the event that the Company pays any dividend on the Common Stock, the Company shall pay an equivalent dividend on the Series B/C Preferred Stock based on the number of shares of Common Stock into which the Series B/C Preferred Stock is then convertible.
          (f) Conversion of Series B/C Preferred Stock. The holders of Series B/C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (i) Right to Convert.
          (A) Each share of Series B Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Company or any transfer agent for the Series B Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.6091 by the conversion price (the “Series B Stock Conversion Price”), determined as hereinafter provided, in effect at the time of conversion. Upon conversion of the Series B Stock, all accrued but unpaid dividends (calculated through the date of conversion) shall be cancelled by the Company. If more than one share of the Series B Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series B Stock so surrendered. Each share of Series B Stock shall be so convertible at any time after the date of issuance of such share. The Series B Stock Conversion Price shall initially be $2.6091 per share. Such initial Series B Stock Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Stock is convertible, as hereinafter provided.
          (B) Each share of Series B-1 Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Company or any transfer agent for the Series B-1 Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.99 by the conversion price (the “Series B-1 Stock Conversion Price”), determined as hereinafter provided, in effect at the time of conversion. Upon conversion of the Series B-1 Stock, all accrued but unpaid dividends (calculated through the date of conversion) shall be cancelled by the Company. If more than one share of the Series B-1 Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series B-1 Stock so surrendered. Each share of Series B-1 Stock shall be so convertible at any time after the date of issuance of such share. The Series B-1 Stock Conversion Price shall initially be $2.99 per share. Such initial Series B-1 Stock Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B-1 Stock is convertible, as hereinafter provided.
          (C) Each share of Series C Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Company or any transfer agent for the Series C Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Preferred Stock Original Issue Price by the conversion price (the “Series C Stock Conversion Price”), determined as hereinafter provided, in effect at the time of conversion. (The Series B Stock Conversion Price, Series B-1 Stock Conversion Price and the Series C Stock Conversion Price are referred to individually as a “Series B/C Conversion Price.”) Upon conversion of the Series C Stock, all accrued but unpaid dividends (calculated through the date of conversion) shall be cancelled by the Company. If more than one share of the Series C Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series C Stock so surrendered. Each share of Series C Stock shall be so convertible at any time after the date of issuance of such share. The Series C Stock Conversion Price per share shall initially be equal to the Series C Preferred Stock Original Issue Price. Such initial Series C Stock Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Stock is convertible, as hereinafter provided.
          (ii) Automatic Conversion. Each share of Series B/C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series B/C Conversion Price, as applicable, upon either (A) the vote or written consent of holders of a majority of the Series B/C Preferred Stock then issued and outstanding voting as a single class on the date specified by such holders, or (B) the closing of a firm commitment underwritten public offering of the Company yielding aggregate net proceeds to the Company of at least $15,000,000 at a price per share of Common Stock of at least $10.00 (as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations) (such an initial public offering, a “Qualified Public Offering”). The Series B/C Preferred Stock shall not be deemed to have converted pursuant to the above clause (B) until immediately prior to the closing of such Qualified Public Offering.
          (iii) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of any Series B/C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined in good faith by a majority of the Board of Directors. Except in the case of a conversion pursuant to Section 2(f)(ii), before any holder of Series B/C Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B/C Preferred Stock, and shall give written notice to the Company at such office that he, she or it elects to convert the same. Upon the date of a conversion pursuant to Section 2(f)(ii), the shares of Series B/C Preferred Stock shall be deemed converted and no longer outstanding and any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder’s shares of Series B/C Preferred Stock. A holder surrendering his, her or its certificate or certificates shall notify the Company of his, her or its name or the name or names of his, her or its nominees in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued. If the person or persons in whose name any certificate for shares of Common Stock issuable upon such conversion shall be other than the registered holder or holders of the Series B/C Preferred Stock being converted, the Company’s obligation under this Section 2(f)(iii) shall be subject to the payment and satisfaction by such registered holder or holders of any and all transfer taxes in connection with the conversion and issuance of such Common Stock and the requirement that such registered holder deliver an opinion of legal counsel, reasonably satisfactory to the Company, that the transfer of such shares is exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Company shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series B/C Preferred Stock, or to his, her or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he, she or it shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 2(f)(ii), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B/C Preferred Stock to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
          (iv) Adjustments to Series B/C Conversion Price for Diluting Issues.
          (A) Special Definitions. For purposes of this Section 2(f)(iv), the following definitions shall apply:
          (1) “Option” shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.
          (2) “Original Issue Date” shall mean the first date on which a share of Series B/C Preferred Stock shall have been issued.
          (3) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.
          (4) “Additional Shares of Common Stock” shall mean any or all shares of Common Stock issued (or, pursuant to Section 2(f)(iv)(C), deemed to be issued) by the Company after the Original Issue Date, other than:
          (a) shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock or Series B/C Preferred Stock;
          (b) shares of Common Stock issued or issuable to underwriters and/or the public pursuant to an initial public offering;
          (c) shares of Common Stock issuable or issued to employees, officers, directors, consultants, or advisors of the Company under the Company’s Amended 2000 Stock Plan, as amended (the “Plan”) or any stock option plan (including any increase in the number of shares available under the Plan), stock purchase or other arrangement approved by a majority of the members of the Board of Directors, which majority must include at least one of the Preferred Directors;

          (d) shares of Common Stock issued or issuable pursuant to a stock split, stock dividend or similar event;
          (e) shares of Common Stock issued or issuable upon conversion of any Convertible Securities or exercise of any Options outstanding on December 10, 2007;
          (f) shares of Common Stock, Options or Convertible Securities as to which the holders of at least a majority of the then issued and outstanding shares of Series B/C Preferred Stock so elect in writing, either prospectively or retrospectively;
          (g) shares of Common Stock, Options or Convertible Securities issued in consideration of the acquisition of another person or business by the Company by merger, consolidation, amalgamation, exchange of shares, the purchase of substantially all of the assets or otherwise, provided that the Board of Directors determines that capital raising is not a purpose of such transaction;
          (h) shares of Common Stock, Options or Convertible Securities issued as so-called equity kickers as part of an offering of debt securities by the Company, provided that, in the good faith judgment of the majority of the members of the Board of Directors (such majority to include at least one of the Preferred Directors), such equity kickers are not the principal feature of such debt offering;
          (i) shares of Common Stock or Convertible Securities issued in connection with joint ventures, strategic partnerships or licenses approved by a majority of the members of the Board of Directors and determined by the Board of Directors to not have the main purpose of capital raising; or
          (j) up to 4,650,000 shares of Series C Stock issued pursuant to the terms of the Note Subscription Agreement dated on or around December 10, 2007, by and between the Company and the investors named therein (the “Note Agreement”).

          (B) No Adjustment of Series B/C Conversion Price. Subject to the provisions of Section 2(f)(iv)(C) and Section 2(f)(iv)(D) below, no adjustment in the number of shares of Common Stock into which any shares of series of the Series B/C Preferred Stock is convertible shall be made, by adjustment in the Series B/C Conversion Price of the Series B/C Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share (determined pursuant to Section 2(f)(iv)(E) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Series B/C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.
          (C) Issue of Securities Deemed Issue of Additional Shares of Common Stock.
          (1) Options and Convertible Securities. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (unless excluded from the definition of Additional Shares of Common Stock pursuant to subparagraphs of Section 2(f)(iv)(A)(4)), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, however, that with respect to Series B/C Preferred Stock such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(f)(iv)(E) hereof) of such Additional Shares of Common Stock would be less than the applicable Series B/C Conversion Price for the Series B/C Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (a) no further adjustment in the Series B/C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
          (b) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Series B/C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
          (c) upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Series B/C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;
          (d) no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing a Series B/C Conversion Price to an amount which exceeds the lower of (i) the applicable Series B/C Conversion Price on the original date on which an adjustment was made pursuant to this Section 2(f)(iv)(C), or (ii) the applicable Series B/C Conversion Price that would have resulted from any other issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (b) or (c) above; provided, however, that if there is a consolidation or combination of the Common Stock into a smaller number of shares of Common Stock the thresholds set forth in this clause (d) shall be recalculated to give effect to such consolidation or combination;
          (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of any Series B/C Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and
          (f) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series B/C Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Series B/C Conversion Price shall be adjusted pursuant to this Section 2(f)(iv)(C) as of the actual date of their issuance.
          (2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:
          (a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or
          (b) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.
If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the applicable Series B/C Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series B/C Conversion Price shall be adjusted pursuant to this Section 2(f)(iv)(C) as of the time of actual payment of such dividend.
          (D) Adjustment of Series B/C Conversion Price Upon Issuance of Additional Shares of Common Stock.
          (1) In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iv)(C)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iv)(C)(2), which event is dealt with in Section 2(f)(iv)(G) hereof) without consideration or for a consideration per share less than any Series B/C Conversion Price for the Series B/C Preferred Stock in effect on the date of and immediately prior to such issue (“Dilutive Issuance”), then such Series B/C Conversion Price shall, concurrently with such issue, be reduced to the price (computed to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including without duplication, shares of Common Stock issuable upon conversion of any outstanding Convertible Securities) multiplied by the applicable Series B/C Conversion Price then in effect and (b) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including without duplication shares of Common Stock issuable upon conversion of outstanding Convertible Securities) plus the number of Additional Shares of Common Stock issued or deemed to have been issued.
          (E) Determination of Consideration. For purposes of this Section 2(f), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (1) Cash and Property: Such consideration shall:
          (a) insofar as it consists of cash, be the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;
          (b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by a majority of the members of the Board of Directors, which majority shall include at least one of the Preferred Directors; and
          (c) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Company for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (a) and (b) above, as determined in good faith by a majority of the members of the Board of Directors, which majority shall include at least one of the Preferred Directors.
          (2) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(f)(iv)(C)(1) shall be determined by dividing:
          (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
          (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
          (F) Other Dilutive Events. In case any event shall occur as to which the other provisions of Section 2(f) are not strictly applicable, but the failure to make any adjustment in a Series B/C Conversion Price would not fairly protect the conversion rights represented by the applicable Series B/C Preferred Stock in accordance with the intention of this Section 2(f)(iv) to provide rights to weighted average anti-dilution protection, then the Board of Directors shall make such adjustment as it deems necessary to provide such anti-dilution protection. If the Board of Directors fails to make such adjustment, and upon request of two-thirds of the holders of the affected Series C Stock, Series B Stock and/or Series B-1 Stock, as applicable, voting together as a single class, the Company shall appoint a firm of independent public accountants of recognized national standing approved by the Board of Directors (which may be the regular auditors of the Company) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 2(f)(iv), necessary to preserve without dilution the conversion rights represented by the Series C Stock, Series B Stock and/or Series B-1 Stock, as applicable. Upon receipt of such opinion, the Company will promptly furnish a copy thereof to the holders of the affected Series B/C Preferred Stock and the applicable Series B/C Conversion Price shall be adjusted in accordance therewith. The fees and expenses of such accountants shall be paid by the Company.
          (G) Adjustment for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock.
          (1) Stock Dividends, Stock Distributions or Subdivisions. In the event the Company shall issue Additional Shares of Common Stock pursuant to Section 2(f)(iv)(C)(2) in a stock dividend, other stock distribution or subdivision, a Series B/C Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.
          (2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, a Series B/C Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.
          (H) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, or any proposed reorganization or reclassification of the Company (except a transaction for which provision for adjustment is otherwise made in this Section 2(f)), each share of Series B/C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company, deliverable upon conversion of the Series B/C Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B/C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of a Series B/C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B/C Preferred Stock. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Series B/C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.
     Upon the occurrence of a Change in Control, each holder of Series B/C Preferred Stock shall have the option of electing treatment of its shares of Series B/C Preferred Stock under this Section 2(f)(iv) in lieu of Section 2(a) hereof, notice of which election shall be submitted in writing to the Company at its principal offices no later than five (5) business days before the effective date of such event.
          (1) No Impairment. The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B/C Preferred Stock against impairment.
          (2) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Series B/C Conversion Price pursuant to this Section 2(f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B/C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B/C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) all such adjustments and readjustments theretofore made, (B) Series B/C Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of such holder’s Series B/C Preferred Stock.
          (3) Definition of Common Stock. As used in this Section 2(f), the term “Common Stock” shall mean and include the Company’s authorized Common Stock, with a par value of $0.01 per share, as constituted on December 10, 2007 and shall also include any capital stock of any class of the Company thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Company on the date of filing of this Restated Certificate.
          (4) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Company shall mail to each holder of Series B/C Preferred Stock at least ten (10) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
          (5) Common Stock Reserved. The Company shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B/C Preferred Stock.
          (6) No Reissuance of Preferred Stock. No share or shares of Series B/C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B/C Preferred Stock accordingly.
          (7) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series B/C Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B/C Preferred Stock which is being converted.
          (8) Closing of Books. The Company will at no time close its transfer books against the transfer of any Series B/C Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B/C Preferred Stock in any manner which interferes with the timely conversion of such Series B/C Preferred Stock, except as may otherwise be required to comply with applicable securities laws.
          (9) Amendments and Waivers. Any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the Series B/C Preferred Stock shall become effective and binding upon all holders of Series B/C Preferred Stock if the same is approved by a vote of a majority of the then issued and outstanding shares of Series B/C Preferred Stock, except where otherwise expressly provided in this Restated Certificate or where otherwise required by law.
          FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:
          1. Election of directors need not be by written ballot.
          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.
          SIXTH: The Corporation is to have perpetual existence.
          SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
          EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificates of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
          IN WITNESS WHEREOF, the said Corporation has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 25th day of March, 2008.

By:	/s/ Albert A. Luderer
	Name:	Albert A. Luderer
	Title:	President and Chief Executive Officer

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